Exhibit 99.1

LIXTE Biotechnology Holdings to Present

at Planet MicroCap Showcase: VIRTUAL 2022 Investor Conference

- Presentation to be Broadcast Wednesday December 7 at 3:30 p.m. EST/12:30 p.m. PST -

PASADENA, CALIF., November 30, 2022, LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT) today announced it will be presenting at the Planet MicroCap Showcase: VIRTUAL 2022 investor conference Wednesday, December 7, 2022 at 3:30 p.m. EST/12:30 p.m. PST.

John S. Kovach, M.D., founder and CEO of LIXTE, will host the presentation. Dr. Kovach, with his team, will be answering questions at the conclusion.

To access the presentation, please use the following information:

Planet MicroCap Showcase: VIRTUAL 2022

Date:	Wednesday, December 7, 2022
Time:	3:30 p.m. EST/12:30 p.m. PST
Webcast:	https://www.webcaster4.com/Webcast/Page/2937/47232

LIXTE is a drug discovery company that has a developed unique, proprietary, first in-class protein phosphatase inhibitor, LB-100, as its lead clinical compound. LB-100 has potential widespread use as an anti-cancer agent when used alone and in combination with standard anti-cancer therapies, including cytotoxic drugs, radiation, and immune checkpoint blockers.

To view LIXTE Biotechnology Holdings’ presentation at the Planet MicroCap conference, register in advance at: https://planetmicrocapshowcase.com/signup

The Planet MicroCap Showcase: VIRTUAL 2022 website is available at https://planetmicrocapshowcase.com/

All company presentations as part of the conference will be available directly on the conference event platform on this link under the tab “Agenda” at: https://planetmicrocapshowcase.com/agenda

About LIXTE Biotechnology Holdings

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. Major drivers of cancer are defects in the switches that turn the biochemical pathways in cells on or off. Most cancer research over the past 30 years has focused on the “on” switches because the “off” switches, especially the master “off” switch protein phosphatase (PP2A), were believed to cause intolerable toxicity in patients. LIXTE has achieved a breakthrough with its novel, first-in-class lead clinical compound and PP2A inhibitor, LB-100, demonstrating that LB-100 is readily tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Initial proof-of-concept clinical trials are in progress.

About Planet MicroCap

Planet MicroCap is a global multimedia and publishing financial news investor portal specifically focused on covering the MicroCap market by providing news, insights, education tools and expert commentary. Planet MicroCap has cultivated an active and engaged community that is interested in learning about and staying ahead of the curve in the MicroCap space.

To attend the Planet MicroCap Showcase: VIRTUAL 2022 conference, please register here: https://planetmicrocapshowcase.com/signup

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, and the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov.

For more information about LIXTE, Contact:

info@lixte.com

General Phone: (631) 830-7092

Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations

pwinvestor@pondel.com

Roger Pondel: (310) 279-5965

Laurie Berman: (310) 279-5962

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